Exhibit 99.1

Media and Investor contact:
Jeff Horwitz
Investor Relations
312.292.5130
investorinfo@ryerson.com

Ryerson to Host Conference Call on Thursday, May 2nd to

Discuss First Quarter 2019 Results

(Chicago – April 10, 2019) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss first quarter 2019 financial results for the period ended March 31, 2019, on Thursday, May 2nd, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market closes on Wednesday, May 1st.

Ryerson Holding Corporation’s First Quarter 2019 Conference Call Details:

DATE:	Thursday, May 2, 2019
TIME:	10:00 a.m. ET / 9:00 a.m. CT
DIAL-IN:	833-241-7253 (Domestic) / 647-689-4217 (International)
CONFERENCE ID:	4575506

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,600 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.